                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                         Los Angeles, California  90071



                               November 26, 1996


Consolidated Freightways Corporation
175 Linfield Drive
Menlo Park, California  94025


Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,303,798 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Consolidated Freightways Corporation, a Delaware corporation (the "Company"), which may be issued by the Company under the Consolidated Freightways Corporation 1996 Stock Option and Incentive Plan (the "Plan").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan, the Shares and the Registration Statement and (iv) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to origi-nal documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the State of California and we do not express any opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for upon exercise of options in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom